Exhibit 99.1

OFS Capital Corporation Announces Fourth Quarter Dividend

Rolling Meadows, IL – November 26, 2012 – OFS Capital Corporation (the “Company”) (NASDAQ: OFS) today announced that its Board of Directors has declared an initial dividend of $0.34 per share for the quarter ending December 31, 2012 (such amount to be proportionately reduced to reflect the number of days remaining in such quarter after the completion of the Company’s initial public offering), payable on January 31, 2013 to stockholders of record as of January 17, 2013. Based on the November 14, 2012 closing of the Company’s initial public offering, stockholders of record on January 17, 2013 will receive a dividend of $0.17 per share in respect of the quarter ending December 31, 2012. The Company has adopted a dividend reinvestment plan that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects, not later than 10 days prior to the record date, to receive cash. As a result, when the Company declares a dividend, stockholders who have not so opted out of the dividend reinvestment plan will have their dividend automatically reinvested in additional shares of the Company’s common stock. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year in which the dividend is paid.

About OFS Capital Corporation

OFS Capital Corporation is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. OFS Capital Corporation’s investment objective is to provide its stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments in middle-market companies in the United States. It is anticipated that its investments will include asset classes in which its external manager has expertise, including senior secured, unitranche, second-lien and mezzanine loans and, to a lesser extent, warrants and other minority equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. OFS Capital Corporation undertakes no duty to update any forward-looking statements made herein.

Contact

OFS Capital Corporation

Mendel Communications LLC

Bill Mendel, 212-397-1030

bill@mendelcommunications.com